UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(a) of the Securities Exchange Act of 1934


Date of Report: January 27, 2006
               ------------------

                          DALECO RESOURCES CORPORATION
    ------------------------------------------------------------------------
               (Exact name of registrant as specified in Charter)


           Nevada                     0-12214                   23-2860734
-----------------------------  ----------------------     ----------------------
(State or other jurisdiction    (Commission File No)        (IRS Employee
of Incorporation)                                           Identification No.)

            120 North Church Street, West Chester, Pennsylvania 19380
            ---------------------------------------------------------
                    (Address of principal executive offices)

Registrant's telephone number, including area code: 610-429-0181


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.

      Departure of directors or Principals Officers, Election of Directors; Appointment of Principal Officers:

Appointment of New Director:

      Consistent with the Company's announced intent to augment its Board of Directors with independent directors with extensive experience in the petroleum and natural resources industries, the following individual has been appointed to the Board of Directors of the Company effective as of January 27, 2006:

      Charles T. Maxwell (74)

      Mr. Maxwell was educated at Princeton as an undergraduate and Oxford as a graduate. Mr. Maxwell entered the oil industry in 1957 and worked for Mobile Oil Company for 11 years in the United States, Europe, the Middle-east and Africa. His background has been in four traditional sectors of the industry - producing, refining, transportation, and marketing. In 1968, Mr. Maxwell joined a well-known Wall Street Firm as an oil analyst. In polls taken by Institutional Investor magazine, Mr. Maxwell has been ranked by the US financial institutions as the No. 1 oil analyst for the years 1972, 1974, 1977 and 1981-1986. In addition, for the last 22 years he has been an active member of an Oxford based organization comprised of OPEC and other industry executives from 30 countries who meet twice a year to discuss trends within the energy industry. Mr. Maxwell is currently affiliated with Weeden & Co., LLP, Greenwich, Connecticut.


Notice of Intent Not to Stand for Re-election:

      Messrs.: Alfonso Knoll, Beau Kelly and Mr. Steven P Roche, Directors of the Company, advised the Company that they would not be standing for re-election at the next meeting of Stockholders. Each of Messrs.: Knoll, Roche and Kelly indicated that they believed that they would not be able to devote the appropriate time to the performance of their duties as a director due to the increased time demands on their own businesses and other commitments. Mr. Roche and Mr. Kelly joined to the Board in 2005. Mr. Knoll joined the Board of Directors in 2002 and stood for reelection in 2003, 2004 and 2005.

      Each of Messrs. Knoll, Kelly, Roche and Maxwell have been provided with a copy of this 8-K and have been offered the opportunity to provide the Registrant with a letter stating whether he agrees with the statements made by the Registrant in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Should the Registrant receive a letter from any of
Messrs.: Knoll, Roche, Kelly or Maxwell, the Registrant shall file same by Amendment to this Form 8-K within two (2) business days after receipt of such a letter by the Registrant.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Daleco Resources Corporation
                                                   ----------------------------
                                                            (Registrant)


Date:  January 27, 2006
                                                   /s/ Gary J. Novinskie
                                                   ----------------------------
                                                   Gary J. Novinskie, President


                                      -3-